EXHIBIT 99.1

August 25, 2025
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET INCOME (UP 30%) ON RECORD OPERATING INCOME (UP 22%) AND RECORD NET SALES (UP 16%) FOR THE THIRD QUARTER OF FISCAL 2025

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 30% to a record $177.3 million, or $1.26 per diluted share, in the third quarter of fiscal 2025, up from $136.6 million, or $.97 per diluted share, in the third quarter of fiscal 2024. Net income increased 34% to a record $502.1 million, or $3.57 per diluted share, in the first nine months of fiscal 2025, up from $374.4 million, or $2.67 per diluted share, in the first nine months of fiscal 2024.

Net sales increased 16% to a record $1,147.6 million in the third quarter of fiscal 2025, up from $992.2 million in the third quarter of fiscal 2024. Operating income increased 22% to a record $265.0 million in the third quarter of fiscal 2025, up from $216.4 million in the third quarter of fiscal 2024. The Company's consolidated operating margin improved to 23.1% in the third quarter of fiscal 2025, up from 21.8% in the third quarter of fiscal 2024.

Net sales increased 15% to a record $3,275.6 million in the first nine months of fiscal 2025, up from $2,844.0 million in the first nine months of fiscal 2024. Operating income increased 22% to a record $740.0 million in the first nine months of fiscal 2025, up from $605.8 million in the first nine months of fiscal 2024. The Company's consolidated operating margin improved to 22.6% in the first nine months of fiscal 2025, up from 21.3% in the first nine months of fiscal 2024.

Continued commercial aerospace product sales increases have resulted in twenty consecutive quarters of sequential growth in Flight Support Group net sales.

EBITDA increased 21% to $316.4 million in the third quarter of fiscal 2025, up from $261.4 million in the third quarter of fiscal 2024. EBITDA increased 20% to $888.1 million in the first nine months of fiscal 2025, up from $738.3 million in the first nine months of fiscal 2024. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Executive Chairman, along with Co-Chief Executive Officers Eric A. Mendelson and Victor H. Mendelson, commented on the Company's third quarter results stating, "We are proud to report record quarterly net income, operating income and net sales, mainly reflecting robust double-digit consolidated organic net sales growth. These results are highlighted by consistently strong organic net sales growth across the Flight Support Group's product lines and impressive double-digit organic net sales growth for the Electronic Technologies Group’s other electronics and space products.

Cash flow provided by operating activities increased 8% to $231.2 million in the third quarter of fiscal 2025, up from $214.0 million in the third quarter of fiscal 2024. We continue to forecast strong cash flow from operations for fiscal 2025.

Our total debt to net income attributable to HEICO ratio was 3.81x as of July 31, 2025, down from 4.34x as of October 31, 2024. Our net debt to EBITDA ratio was 1.90x as of July 31, 2025, down from 2.06x as of October 31, 2024. See our reconciliation of total debt to net debt at the end of this press release.

As we look ahead, we remain confident in achieving net sales growth across both the Flight Support Group and Electronic Technologies Group segments, driven by continued organic demand for most of our products. Additionally, we aim to accelerate growth through our recently completed acquisitions, while capitalizing on acquisition opportunities. Our disciplined financial strategy continues to focus on maximizing long-term shareholder value through a balanced approach of strategic acquisitions and organic growth initiatives aimed at gaining market share, while maintaining a strong financial position and preserving flexibility."

Flight Support Group

The Flight Support Group's record setting third quarter results were due to continued growth and momentum in our aerospace aftermarket business. Quarterly increases of 29% and 18% in operating income and net sales were achieved, respectively, as compared to the third quarter of fiscal 2024, highlighting the ongoing strength in our end markets. These remarkable results are mainly driven by strong 13% quarterly organic net sales growth stemming from increased demand across all of Flight Support Group's product lines, as well as the contributions from the fiscal 2025 and 2024 acquisitions. The Flight Support Group has now achieved twenty consecutive quarters of growth in net sales.

The Flight Support Group's net sales increased 18% to a record $802.7 million in the third quarter of fiscal 2025, up from $681.6 million in the third quarter of fiscal 2024. The Flight Support Group's net sales increased 17% to a record $2,282.9 million in the first nine months of fiscal 2025, up from $1,947.6 million in the first nine months of fiscal

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2024. The net sales increase in the third quarter and first nine months of fiscal 2025 reflects strong organic growth of 13% and the impact from our fiscal 2025 and 2024 acquisitions. The organic net sales growth in the third quarter and first nine months of fiscal 2025 reflects increased demand across all of the Flight Support Group's product lines.

The Flight Support Group's operating income increased 29% to a record $198.3 million in the third quarter of fiscal 2025, up from $153.6 million in the third quarter of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth, an improved gross profit margin, and selling, general and administrative ("SG&A") expense efficiencies realized from the net sales growth. The improved gross profit margin principally reflects higher net sales within our repair and overhaul parts and services and specialty products product lines.

The Flight Support Group's operating income increased 25% to a record $549.4 million in the first nine months of fiscal 2025, up from $438.6 million in the first nine months of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth, an improved gross profit margin, and SG&A expense efficiencies realized from the net sales growth, partially offset by the impact from changes in the estimated fair value of accrued contingent consideration. The improved gross profit margin principally reflects the previously mentioned net sales growth within our repair and overhaul parts and services and specialty products product lines.

The Flight Support Group's operating margin improved to 24.7% in the third quarter of fiscal 2025, up from 22.5% in the third quarter of fiscal 2024. The operating margin increase principally reflects the previously mentioned improved gross profit margin and an impact from a decrease in SG&A expenses as a percentage of net sales, mainly reflecting the previously mentioned SG&A efficiencies.

The Flight Support Group's operating margin improved to 24.1% in the first nine months of fiscal 2025, up from 22.5% in the first nine months of fiscal 2024. The operating margin increase principally reflects the previously mentioned improved gross profit margin.

Electronic Technologies Group

The Company announced quarterly record-setting net sales for the Electronic Technologies Group, citing continued growth, with net sales and operating income up 10% and 7%, respectively, compared to the third quarter of fiscal 2024. These results reflect sustained demand for most products, highlighted by strong organic net sales growth for its other electronics, defense, and space products.

The Electronic Technologies Group's net sales increased 10% to a record $355.9 million in the third quarter of fiscal 2025, up from $322.1 million in the third quarter of fiscal 2024. The net sales increase reflects strong organic growth of 7% and the impact from

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our fiscal 2025 and 2024 acquisitions. The organic net sales growth is mainly attributable to increased demand for our other electronics, defense, and space products.

The Electronic Technologies Group's net sales increased 11% to a record $1,028.3 million in the first nine months of fiscal 2025, up from $927.4 million in the first nine months of fiscal 2024. The net sales increase reflects strong organic growth of 7% and the impact from our fiscal 2024 and 2025 acquisitions. The organic net sales growth mainly reflects increased demand for our space, defense, other electronics, and aerospace products, partially offset by decreased demand for our medical products.

The Electronic Technologies Group's operating income increased 7% to $81.0 million in the third quarter of fiscal 2025, up from $75.8 million in the third quarter of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth, partially offset by an increase in performance-based compensation expense.

The Electronic Technologies Group's operating income increased 14% to a record $235.3 million in the first nine months of fiscal 2025, up from $206.4 million in the first nine months of fiscal 2024. The operating income increase principally reflects the previously mentioned net sales growth and SG&A expense efficiencies realized from the increased net sales.

The Electronic Technologies Group's operating margin was 22.8% in the third quarter of fiscal 2025, as compared to 23.5% in the third quarter of fiscal 2024. The lower operating margin principally reflects an increase in SG&A expenses as a percentage of net sales, mainly from the previously mentioned higher performance-based compensation expense.

The Electronic Technologies Group's operating margin improved to 22.9% in the first nine months of fiscal 2025, up from 22.3% in the first nine months of fiscal 2024. The increased operating margin principally reflects lower SG&A expenses as a percentage of net sales, mainly due to the previously mentioned efficiencies realized from the net sales growth.

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such

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measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 84.2 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 55.1 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Tuesday, August 26, 2025 at 9:00 a.m. Eastern Daylight Time to discuss its third quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 394-8218, International (646) 828-8193, wait for the conference operator and provide the operator with the Conference ID 8001925. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at https://www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at https://www.heico.com.

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Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase in our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; cyber security events or other disruptions of our information technology systems could adversely affect our business; and our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission including, but not limited to, filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended July 31,
	2025		2024
Net sales	$1,147,591		$992,246
Cost of sales	690,434		602,976
Selling, general and administrative expenses	192,138		172,824
Operating income	265,019		216,446
Interest expense	(31,701)		(36,788)
Other income	1,662		659
Income before income taxes and noncontrolling interests	234,980		180,317
Income tax expense	44,300		32,500
Net income from consolidated operations	190,680		147,817
Less: Net income attributable to noncontrolling interests	13,339		11,240
Net income attributable to HEICO	$177,341		$136,577

Net income per share attributable to HEICO shareholders:
Basic	$1.27		$.99
Diluted	$1.26		$.97

Weighted average number of common shares outstanding:
Basic	139,135		138,516
Diluted	140,950		140,305

	Three Months Ended July 31,
	2025		2024
Operating segment information:
Net sales:
Flight Support Group	$802,661		$681,626
Electronic Technologies Group	355,863		322,129
Intersegment sales	(10,933)		(11,509)
	$1,147,591		$992,246

Operating income:
Flight Support Group	$198,326		$153,594
Electronic Technologies Group	80,998		75,788
Other, primarily corporate	(14,305)		(12,936)
	$265,019		$216,446

Depreciation and amortization:
Flight Support Group	$28,581		$25,305
Electronic Technologies Group	20,297		18,300
Other, primarily corporate	889		705
	$49,767	(c)	$44,310	(c)

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended July 31,
	2025		2024
Net sales	$3,275,633		$2,844,004
Cost of sales	1,975,010		1,736,170
Selling, general and administrative expenses	560,647		502,025
Operating income	739,976		605,809
Interest expense	(97,024)		(113,907)
Other income	3,217		1,798
Income before income taxes and noncontrolling interests	646,169		493,700
Income tax expense	103,400	(a)	85,500	(b)
Net income from consolidated operations	542,769		408,200
Less: Net income attributable to noncontrolling interests	40,680		33,779
Net income attributable to HEICO	$502,089	(a)	$374,421	(b)

Net income per share attributable to HEICO shareholders:
Basic	$3.61	(a)	$2.71	(b)
Diluted	$3.57	(a)	$2.67	(b)

Weighted average number of common shares outstanding:
Basic	138,993		138,389
Diluted	140,678		140,086

	Nine Months Ended July 31,
	2025		2024
Operating segment information:
Net sales:
Flight Support Group	$2,282,905		$1,947,574
Electronic Technologies Group	1,028,345		927,393
Intersegment sales	(35,617)		(30,963)
	$3,275,633		$2,844,004

Operating income:
Flight Support Group	$549,422		$438,561
Electronic Technologies Group	235,334		206,379
Other, primarily corporate	(44,780)		(39,131)
	$739,976		$605,809

Depreciation and amortization:
Flight Support Group	$82,862		$73,538
Electronic Technologies Group	59,334		55,010
Other, primarily corporate	2,673		2,098
	$144,869	(c)	$130,646	(c)

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2025, the Company recognized a $27.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $26.5 million, or $.19 per basic and diluted share.

(b)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(c)Depreciation and amortization information on the Company's two operating segments for the three and nine months ended July 31, 2025 and 2024, is as follows (in thousands):

	Three Months Ended July 31,		Nine Months Ended July 31,
	2025	2024	2025	2024

Depreciation:
Flight Support Group	$7,096	$6,683	$20,283	$18,612
Electronic Technologies Group	6,556	5,645	18,586	16,706
Other, primarily corporate	497	312	1,496	921
	$14,149	$12,640	$40,365	$36,239

Amortization:
Flight Support Group	$21,485	$18,622	$62,579	$54,926
Electronic Technologies Group	13,741	12,655	40,748	38,304
Other, primarily corporate	392	393	1,177	1,177
	$35,618	$31,670	$104,504	$94,407

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	July 31, 2025	October 31, 2024
Cash and cash equivalents	$261,888	$162,103
Accounts receivable, net	597,622	538,487
Contract assets	132,963	112,235
Inventories, net	1,310,393	1,170,949
Prepaid expenses and other current assets	83,161	78,518
Total current assets	2,386,027	2,062,292
Property, plant and equipment, net	437,635	339,034
Goodwill	3,646,106	3,380,295
Intangible assets, net	1,513,525	1,334,774
Other assets	548,330	476,427
Total assets	$8,531,623	$7,592,822

Current maturities of long-term debt	$3,725	$4,107
Other current liabilities	707,591	659,744
Total current liabilities	711,316	663,851
Long-term debt, net of current maturities	2,443,898	2,225,267
Deferred income taxes	127,097	114,156
Other long-term liabilities	599,272	525,986
Total liabilities	3,881,583	3,529,260
Redeemable noncontrolling interests	437,587	366,156
Shareholders’ equity	4,212,453	3,697,406
Total liabilities and equity	$8,531,623	$7,592,822

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended July 31,
	2025	2024
Operating Activities:
Net income from consolidated operations	$542,769	$408,200
Depreciation and amortization	144,869	130,646
Share-based compensation expense	18,346	14,088
Employer contributions to HEICO Savings and Investment Plan	14,186	13,677
Increase (decrease) in accrued contingent consideration, net	8,974	(10,892)
Impairment of intangible assets	—	6,000
Payment of contingent consideration	(2,190)	(6,203)
Deferred income tax benefit	(28,789)	(15,227)
Increase in accounts receivable	(36,063)	(15,334)
(Increase) decrease in contract assets	(20,305)	9,009
Increase in inventories	(60,157)	(102,183)
Increase (decrease) in current liabilities, net	13,147	(9,652)
Other	44,153	44,618
Net cash provided by operating activities	638,940	466,747

Investing Activities:
Acquisitions, net of cash acquired	(629,928)	(55,208)
Capital expenditures	(46,038)	(42,175)
Investments related to HEICO Leadership Compensation Plan	(21,689)	(16,510)
Other	(39)	1,743
Net cash used in investing activities	(697,694)	(112,150)

Financing Activities:
Borrowings (payments) on revolving credit facility, net	220,000	(205,000)
Cash dividends paid	(31,968)	(29,069)
Distributions to noncontrolling interests	(27,248)	(23,302)
Payment of contingent consideration	(5,954)	(24,797)
Acquisitions of noncontrolling interests	(5,773)	(26,567)
Redemptions of common stock related to stock option exercises	(1,979)	(4,836)
Payments on short-term debt, net	—	(13,924)
Proceeds from stock option exercises	11,680	6,387
Other	(3,509)	(2,939)
Net cash provided by (used in) financing activities	155,249	(324,047)

Effect of exchange rate changes on cash	3,290	1,342

Net increase in cash and cash equivalents	99,785	31,892
Cash and cash equivalents at beginning of year	162,103	171,048
Cash and cash equivalents at end of period	$261,888	$202,940

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended July 31,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$177,341	$136,577
Plus: Depreciation and amortization	49,767	44,310
Plus: Net income attributable to noncontrolling interests	13,339	11,240
Plus: Interest expense	31,701	36,788
Plus: Income tax expense	44,300	32,500
EBITDA (a)	$316,448	$261,415

	Nine Months Ended July 31,
EBITDA Calculation	2025	2024
Net income attributable to HEICO	$502,089	$374,421
Plus: Depreciation and amortization	144,869	130,646
Plus: Net income attributable to noncontrolling interests	40,680	33,779
Plus: Interest expense	97,024	113,907
Plus: Income tax expense	103,400	85,500
EBITDA (a)	$888,062	$738,253

	Trailing Twelve Months Ended
EBITDA Calculation	July 31, 2025	October 31, 2024
Net income attributable to HEICO	$641,777	$514,109
Plus: Depreciation and amortization	189,554	175,331
Plus: Net income attributable to noncontrolling interests	51,878	44,977
Plus: Interest expense	132,430	149,313
Plus: Income tax expense	136,400	118,500
EBITDA (a)	$1,152,039	$1,002,230

Net Debt Calculation	July 31, 2025	October 31, 2024
Total debt	$2,447,623	$2,229,374
Less: Cash and cash equivalents	(261,888)	(162,103)
Net debt (a)	$2,185,735	$2,067,271

Total debt	$2,447,623	$2,229,374
Net income attributable to HEICO (trailing twelve months)	$641,777	$514,109
Total debt to net income attributable to HEICO ratio	3.81	4.34

Net debt	$2,185,735	$2,067,271
EBITDA (trailing twelve months)	$1,152,039	$1,002,230
Net debt to EBITDA ratio (a)	1.90	2.06

(a) See the "Non-GAAP Financial Measures" section of this press release.